UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
January 7, 2010
Date of Report (Date of earliest event reported)
Kansas City Southern de México, S.A. de C.V.
(Exact Name of Registrant as Specified in Its Charter)

Mexico	333-08322	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Montes Urales 625
Lomas de Chapultepec
11000 México, D.F.
México
(Address of Principal Executive Offices)
+ (5255) 9178-5836
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 7, 2010, Kansas City Southern de Mexico, S.A. de C.V. (the “Company”) entered into a placement agreement (the “Placement Agreement”) with Banc of America Securities LLC, J.P. Morgan Securities, Inc., Scotia Capital (USA) Inc., BBVA Securities Inc. and BMO Capital Markets Corp. (collectively, the “Placement Agents”), to offer for sale $300 million aggregate principal amount of new senior unsecured notes in a private placement in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Under the Placement Agreement, the notes are expected to be resold by the Placement Agents to qualified institutional buyers pursuant to Rule 144A under the Securities Act or to non-U.S. persons pursuant to Regulation S under the Securities Act. The Company expects this transaction to close on or about January 22, 2010.
This information contained in this Current Report is not an offer to sell the notes. The notes have not been registered under the Securities Act, and the foregoing may not be offered or sold in the United States absent registration or the availability of an applicable exemption from registration.
Item 9.01 Financial Statements and Exhibits.
(d)
Exhibit 10.1. Placement Agreement, dated January 7, 2010 between the Company and Banc of America Securities LLC, as representative of the Placement Agents, is attached to this Form 8-K as Exhibit 10.1.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern de México, S.A. de C.V.
January 13, 2010	By:	/s/ Michael W. Upchurch
Michael W. Upchurch
Chief Financial Officer (Principal Financial Officer)

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Placement Agreement, dated January 7, 2010 between the Company and Banc of America Securities LLC, as representative of the Placement Agents, is attached to this Form 8-K as Exhibit 10.1.